EXHIBIT 10.2

TENTH AMENDMENT TO

WILEY POST PLAZA LEASE

THIS TENTH AMENDMENT TO WILEY POST PLAZA LEASE (this “Amendment”) is made and entered into as of this 24th day of June, 2004, by and between: (a) WILEY POST PLAZA, L.C., a Utah limited liability company (the “Landlord”) and successor by assignment to the following co-tenants (collectively, the “Co-Tenants”): PRAVER BROS. INVESTMENTS, a California general partnership in which EDWIN PRAVER is a partner, as to an undivided 30.908%; EDWIN PRAVER and JOAN PRAVER, Trustees of the EDWIN PRAVER AND JOAN PRAVER TRUST OF 1985 (RESTATED), as to an undivided 4.2825%; LAWRENCE GREEN and MURIEL GREEN, Trustees of the GREEN FAMILY TRUST, dated November 2, 1992, as to an undivided 13.0995%; STUART ELKINS and ROCHELLE ELKINS, as to an undivided 3.782%; APEX MEAT CO., INC., a California Corporation, as to an undivided 14.2451%; CALIFORNIA FEDERAL BANK, As Custodian FBO Harold S. Levin, as to an undivided 8.947%; IRA GELDIN and ILENE B. GELDIN, Trustees of the IRA AND ILENE GELDIN REVOCABLE TRUST, as to an undivided 8.947%; IRA and ILENE B. GELDIN, Trustees of the IRA AND ILENE B. GELDIN REVOCABLE TRUST, as to an undivided 1.5638%; IRVING GELDIN and NELLIE GELDIN, Trustees of the GELDIN FAMILY TRUST, Dated January 24, 1991, as to an undivided 10.5108%; and MARTIN HORN and RITA HORN, Trustees of the HORN FAMILY TRUST, as to an undivided 3.7143%; and (b) ANESTA CORP., a Delaware corporation (“Tenant”).  (Landlord and Tenant are referred to herein, collectively, as the “Parties”).

RECITALS:

A.                                   Co-Tenants and Tenant previously entered into that certain Wiley Post Plaza Lease, dated as of December 1, 1994 (as previously amended by Amendments “1” through “9”, the “Lease”).  Landlord is the successor in interest by assignment to the Co-Tenants.  Capitalized terms which are used but not defined in this Amendment shall have the same meaning as is set forth in the Lease.

B.                                     Landlord and Tenant desire to set forth in this Amendment their agreements with respect to, among other things, an expansion of the Leased Premises and extension of the Lease Term, all as more specifically set forth in this Amendment.

AGREEMENT:

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.                                      Section 1.1 of the Lease is hereby amended and restated in its entirety as follows:

1.1.  Lease of Premises.  Landlord does hereby lease to Tenant and Tenant hereby leases from Landlord those certain premises (hereinafter called “Premises”) described in Exhibit “A” to this Lease, known and described as Suite Nos. 500, 540, 550, 560 and 600, situated in Buildings 5 & 6 (hereinafter each individually a “Building,” and collectively the “Buildings”) which are two of four buildings in that certain commercial - industrial center located at 4750 Wiley Post Way, Salt Lake City, Utah, known as Wiley Post Plaza (hereinafter called the “Project”).  It is agreed, for the purpose of this Lease, that the Premises have a rentable area of 84,378 square feet.  This Lease is subject to the terms, covenants and conditions herein set forth and Tenant covenants, as a material part of the consideration for this Lease, to keep and perform each and all of said terms, covenants, and conditions to be kept and performed by Tenant and Landlord.  Notwithstanding the foregoing description of the Premises, Landlord and Tenant acknowledge that Tenant desires to exchange a portion of Suite 550 and all of Suite 560 (constituting collectively 8,821 square feet) (the “MM-Exchange Premises”) for Suite 545 in Building 5, which Suite 545 is presently occupied by Moneymart.com.  Landlord and Tenant shall cooperate in an effort to cause Moneymart.com to relinquish Suite 545 and relocate to the MM-Exchange Premises; provided, however, that Tenant shall be solely responsible for any and all costs, including all tenant finish and Moneymart.com moving allowances, incurred by Landlord and/or Tenant in connection with the exchange of the MM-Exchange Premises for Suite 545.

2.                                      Sections 1.3 and 1.4 of the Lease are hereby amended and restated in their entirety as follows:

1.3.  Term of Lease.  The term of this Lease shall be for a term of fifteen (15) years, commencing on July 1, 2004 (hereinafter called the “Lease Term”); provided, however, no rent shall be due with respect to Suites 500, 550 & 560 (or Suite 545 if the exchange of the MM-Exchange Premises is negotiated by Landlord and Tenant with Moneymart.com) until the earlier of: (a) Tenant’s occupancy of Suites 500, 550 & 560 (or Suite 545 if the exchange of the MM-Exchange Premises is negotiated by Landlord and Tenant with Moneymart.com); or (b) September 1, 2004.

1.4.  Option to Extend Lease.  Tenant may extend this Lease for two (2) periods of five (5) years each (each such five (5) year period shall be called an “Extended Term”) upon the same terms and conditions of this Lease except that the Annual Base Rent for each Extended Term shall be determined as provided in Section 2.2 of this Lease.  Tenant shall give Landlord written notice of Tenant’s exercise of its option to extend the Lease at least nine (9) months prior to the end of the Lease Term or the end of the first Extended Term, as the case may be.  Tenant may not exercise its option to extend the Lease if Tenant is in default under the Lease.  Tenant shall not have the right to exercise its option with respect to the second Extended Term if Tenant does not exercise its option with respect to the first such Term.

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3.                                      Sections 2.1, 2.2 and 2.3 of the Lease are hereby amended and restated in their entirety as follows:

2.1.  Annual Base Rent.  Tenant agrees to pay to Landlord, without prior notice or demand, as annual base rental for the Premises, the sum of $[**] for the Lease Term, payable in equal monthly payments of $[**] on or before the first day of each month in advance.  The foregoing annual base rent reflects the following annual per rentable square foot rate for the various Suites included in the Leased Premises:

Suite No.	Annual Rate		R.S.F.	Annual Base Rent

600	$	[**]	59,359	$	[**]
500	$	[**]	5,400	$	[**]
540	$	[**]	7,134	$	[**]
550	$	[**]	5,606	$	[**]
560	$	[**]	6,879	$	[**]

The first month’s rent shall be paid upon the execution of this Lease.  Rent for any period which is for less than one month shall be a prorated portion of the monthly installment, based on a thirty (30) day month.  All rent to be paid by Tenant to Landlord shall be in lawful money of the United States of America and shall be paid without deduction or offset, at the address designated in Section 14.2.  If the MM-Exchange Premises is exchanged for Suite 545, then the Annual Rate for the Suite 545 portion of the Premises shall be the same Annual Rate as is set forth above for Suites 500, 550 and 560.

2.2  Adjustments to Annual Base Rent Through The Extended Terms.  The annual base rent shall be adjusted upward for the last five (5) years of the Initial Term and for each of the Extended Terms, effective, as the case may be, on the first day of the first month of the eleventh year of the Initial Term and on the first day of each Extended Term.  The amount of such increase shall be a percentage equal to the percentage increase in the United States Department of Labor Statistics New Consumer Price Index for all Urban Consumers (CPI-U, National Index, 1982-1984 = 100) as published by the United States Department of Labor, Bureau of Labor Statistics, using as a base the index for the month two (2) months prior to the commencement of the Lease Term compared to the index, as the case may be, for the month two (2) months prior to the first month of the eleventh year of the Initial Term, or the two (2) months prior to the applicable Extended Term.  The foregoing notwithstanding, the annual base rent shall not be increased by more than: (a) [**] percent ([**]% ) over the initial annual base rent for the last five (5) years of the Initial Term; [**] percent ([**]%) over the annual base rent charged in the last five (5) years of the Initial Term for the first Extended Term; or [**] percent ([**]%) over the annual base rent charged in the first Extended Term for the second Extended Term.  Annual base rent shall not be adjusted downward by reason of this Section 2.2.

** Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

2.3.  Additional Rent.  Tenant shall pay, as additional rent, all sums of money required to be paid by Tenant under any of the provisions of this Lease, including but not limited to taxes, insurance and Common Area expenses whether or not the same be designated “additional rent”.  In those cases where the payments to be made by Tenant are based on “Tenant’s Proportionate Share,” that term shall mean 44.22%, which is determined by dividing the 84,378 square feet being rented by Tenant by the 199,856 square feet of total rentable space in the Project.  In event that there are changes in either the square feet being rented by Tenant or the total rentable space in the Project, Tenant’s Proportionate Share shall be recalculated on the same basis used above to reflect such changes.  If the amounts to be paid by Tenant are not paid at the time provided in this Lease, they shall nevertheless be collectible as additional rent with the next installment of annual base rent thereafter falling due, but nothing herein contained shall be deemed to suspend or delay the payment of any amount or charge at the time the same becomes due and payable hereunder, or limit any other remedy of Landlord.  Landlord may estimate Tenant’s share of said costs and expenses, for a period of not more than 12 months in advance, and may collect and impound Tenant’s estimated share in advance on a monthly basis.  On or before March 15 of each year, Landlord shall provide to Tenant a reconciliation of Tenant’s account for the twelve month period ending the preceding December 31.  Said reconciliation shall set forth in reasonable detail the costs and expenses paid by Landlord, and shall include a computation as to Tenant’s Proportionate Share.  In the event Tenant has overpaid its share of said costs and expenses, the excess shall be credited on Tenant’s next succeeding payment of additional rent, and in the event of an underpayment, Tenant shall pay to Landlord said underpayment within ten days after receipt of the reconciliation.  The current estimated monthly charge for additional rent for the Building 6 Suite and the Building 5 Suites is $[**] and $[**], respectively, and shall be adjusted annually or at such time as there is a significant change in the costs of any item of additional rent to be paid by Tenant.

4.                                      Section 4.2 of the Lease is hereby amended and restated in its entirety as follows:

4.2.  Maintenance of Common Area.  Landlord shall cause the Common Area to be kept in a neat, clean and orderly condition, properly lighted and landscaped, and shall maintain in good condition and repair any damage to the facilities thereof, but all expenses in connection with the maintenance of the Common Area shall be charged to tenants of the Project in the manner set forth in Section 4.3 of this Lease.  It is understood and agreed that such “Common Area Expenses” shall be construed to include, but not be limited to, all sums reasonably expended by Landlord in connection with the Common Area for all general maintenance and repairs, resurfacing, painting, restriping, cleaning, sweeping and janitorial services, garbage collection, snow removal, landscaping, lighting, security and other services, water, power and other utility charges

** Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

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for the Common Area, assessments by the Salt Lake International Center Owners Association, real estate taxes on the Common Area, unless billed pursuant to Section 3.1, required fees or charges levied pursuant to any governmental requirements and six percent (6%) of said costs to Landlord as a management fee (the “Management Fee”).  Notwithstanding the foregoing, to the extent that the Premises includes all available rentable square footage within Building 5 or Building 6, “Common Area Expenses” attributable to such Building shall not include the Management Fee; provided, however, that the foregoing exclusion of the Management Fee shall automatically terminate upon the acquisition of the Buildings by the holder of a Mortgage or beneficiary of a Deed of Trust secured by Landlord’s interest in the Buildings, whether such acquisition is pursuant to a judicial foreclosure, trustee’s sale or deed in lieu of either of the foregoing.  Landlord shall consult with Tenant from time to time, as requested in writing by Tenant, with respect to the Landlord’s maintenance of the Common Area and advise the Landlord of those areas of concern to the Tenant.  Landlord shall receive and consider Tenant’s concerns and recommendations in good faith, and to the extent that Landlord, in the exercise of Landlord’s reasonable discretion, determines that Tenant’s concerns need to be addressed or that Tenant’s recommendations should be incorporated into the Landlord’s maintenance of the Common Area, Landlord shall implement the Tenant’s recommendations and/or address Tenant’s stated concerns.  Notwithstanding the foregoing, Common Area Expenses shall not include:

(a)                                  Costs and expenses of the original Project construction and related site improvements and costs and expenses to correct defects in the original construction of the Building or Project or equipment, including warranty work.

(b)                                 Costs and expenses incurred in connection with tenant leases, including costs of negotiation or disputes with any tenants, and brokerage or leasing commissions.

(c)                                  Capital improvement costs, including capital improvements or repairs, capital equipment and tools, as well as rentals and related expenses for leasing systems or equipment that would be considered a capital improvement if purchased.

(d)                                 Costs and expenses incurred in connection with financing, refinancing or syndication of the Project.

(e)                                  Costs and expenses of removing or remediating any hazardous substances or materials from the Project and costs and expenses of correcting any violation of any law, ordinance, rule or regulation applicable to the Project when the Project was constructed.

(f)                                    Wages, salaries and other costs of persons senior to the project manager; wages, salaries and other costs of off-site personnel.

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(g)                                 Costs and expenses of any repair or other work occasioned by casualty or condemnation.

(h)                                 Costs and expenses of installing, operating, and maintaining any specialty facilities, such as an observatory, broadcasting facilities, athletic or recreation club, cafeteria.

(i)                                     Costs and expenses incurred for one tenant but not all tenants.

(j)                                     Costs and expenses for Federal, State and City income, excess profit, gift, estate, succession, inheritance, franchise and transfer taxes and any other taxes relating to the operation of Landlord’s business, but not the Building or the Project.

Landlord shall keep records of its expenditures for Common Area expenses and shall, upon Tenant’s request during Landlord’s normal business hours, make such records available to Tenant for inspection and/or audit.

5.                                      Sections 7.1 and 7.2 of the Lease are hereby amended and restated in their entirety as follows:

7.1.  Condition of Premises - Improvements.  The Premises are leased in their “as is condition,” without any liability or obligation on the part of Landlord to make any alterations or improvements of any kind, except as may be required in any express provision of the Lease.

7.2.  Alterations and Additions.  Tenant shall not make or suffer to be made any structural alterations, additions, or improvements to the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed.  Tenant’s request for Landlord’s consent with respect to the foregoing shall be accompanied by preliminary plans and working drawings for the requested changes in sufficient detail to allow Landlord to reasonably approve the work.  Such plans and working drawings shall be deemed approved by Landlord unless Landlord objects to the same within ten (10) days from Landlord’s receipt of the same.  Tenant may make non-structural alterations, additions and improvements to the Premises without first obtaining Landlord’s consent. Tenant shall provide Landlord with as-built drawings for all structural and non-structural alterations, additions and improvements.  All structural and non-structural alterations, additions and improvements shall be made at Tenant’s sole cost and expense and by a contractor or person approved by Landlord.  Any alterations, additions or improvements made by Tenant, including, but not limited to, wall covering, carpeting, paneling and built-in cabinet work, but excepting movable furniture and trade fixtures, shall upon the expiration of the Lease Term become a part of the realty and belong to Landlord and shall be surrendered with the Premises.  Any alteration, addition or improvement shall comply with all requirements of all applicable building codes and other laws and regulations, including, but not limited to, the provisions of Americans with Disability Act.  Tenant shall have in place the Insurance required by Section 5.2 of this Lease and shall require the contractor or contractors employed by Tenant to keep in force during the entire period of any work such public liability insurance as will protect Tenant and Landlord from claims under workmen’s compensation and other employee benefit laws, for bodily injury and death, and for property damage, that may arise out of or in connection with the work.  Tenant shall indemnify, defend, and hold harmless Landlord, from and against liability, loss, damage, costs, attorneys’ fees, and all other expenses on account of any claim pertaining to the work, including claims of lien of laborers or materialmen or others for work performed or materials or supplies furnished for Tenant or any person claiming by, through or under Tenant.  Unless Landlord and Tenant otherwise agree in writing at the time an alteration, addition or improvement is made, at Landlord’s election and upon written demand by Landlord, Tenant shall remove any alternations, additions, or improvements made by Tenant and repair all damage caused to the Premises by their removal at Tenant’s sole cost and expense.  Landlord hereby acknowledges that, except for Tenant’s “vault room,” which Tenant shall be required to remove upon termination of this Lease, all of Tenant’s previously installed alterations, additions and improvements are acceptable to Landlord and that Tenant shall not be required to remove the same upon termination of this Lease.

6.                                      Section 12.1(b) of the Lease is hereby amended and restated in its entirety as follows:

12.1  Default by Tenant.  The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant:

* * *

(b)  The failure by Tenant to make any payment of rent or any other payment required to be made by Tenant hereunder within a period of five (5) days after written notice from Landlord that the same is due; Notwithstanding the foregoing, Landlord shall only be required to provide the foregoing written notice of non-payment on two (2) occasions in a calendar year.  From and after Landlord’s delivery of the second such written notice of non-payment in a calendar year and for the balance of such calendar year, Tenant’s failure to make any payment of rent or any other payment required to be made by Tenant hereunder within five (5) days of when due and payable pursuant to the terms hereof shall constitute a default hereunder, with or without notice from Landlord.

* * *

7.                                      Section 12.3 of the Lease is hereby amended and restated in its entirety as follows:

12.3  Tenant’s Operating Equipment.  To the extent required by any purchase money or other equipment or fixture financing lender having a security interest in Tenant’s trade fixtures or other equipment used in connection with Tenant’s operations, including, but not limited to fume hoods, casework, refrigerators, freezers, biosafety cabinets, and benchtop equipment (collectively, “Tenant’s Operating Equipment”), Landlord hereby agrees to waive any and all rights of Landlord in and to Tenant’s Operating Equipment.

8.                                      Sections 13.1 and 13.2 of the Lease are hereby amended and restated in their entirety as follows:

13.1.  Surrender of Premises.  Tenant shall upon expiration of the Lease Term, or any earlier termination of this Lease for any cause surrender to Landlord the Premises, including, without limitation, all building apparatus and equipment then upon the Premises (other than the trade fixtures, signs and other personal property which Tenant has the right to remove); and all alternations, improvements, and other additions thereto that may have been made or installed by either Landlord or Tenant to, in or upon the Premises, reasonable use and wear thereof excepted without payment therefor.  Tenant, at its expense, shall immediately repair any damage to the Premises caused by it vacating the same or by Tenant’s removal of such trade fixtures, signs and other personal property, and shall leave the Premises in a neat and clean condition, free of debris.  Notwithstanding the foregoing, unless Landlord and Tenant otherwise agree in writing at the time an alteration, addition or improvement is made, at Landlord’s election and upon written demand by Landlord, Tenant shall remove any alternations, additions, or improvements made by Tenant and repair all damage caused to the Premises by their removal at Tenant’s sole cost and expense.  Landlord hereby acknowledges that, except for Tenant’s “vault room,” which Tenant shall be required to remove upon termination of this Lease and restore the Premises as stated above, all of Tenant’s previously installed alterations, additions and improvements are acceptable to Landlord and that Tenant shall not be required to remove the same upon termination of this Lease.

13.2.  Tenants Fixtures and Property.  If Tenant shall not be in material default upon surrender of the Premises, Tenant may remove its trade fixtures, signs and other personal property, but not including ceiling, light fixtures, air conditioning equipment and duct work, floor and wall coverings, doors, windows, window coverings including blinds, and partitions, which items shall remain in the Premises and become the property of Landlord without any payment therefor.  If Tenant shall be in default, Tenant shall not have the right to remove any of said trade fixtures, signs and other personal property and the same shall remain and become the property of Landlord, except to the extent, with respect to any particular item of the Tenant’s personal property, Landlord has previously waived it rights in and to such personal property.  Except to the extent, with respect to any particular item of the Tenant’s personal property, Landlord has previously waived any Landlord’s lien in and to such personal property, Landlord shall have a Landlord’s lien against Tenant’s property until said default is remedied.  If Tenant fails to remove the trade fixtures, signs and other personal property which Tenant has a right to remove within three days after the expiration of the Lease Term, or earlier termination of the Lease, Landlord may, at its election: (i) consider the same abandoned and retain the same as Landlord’s property; or (ii) remove and store the same for the account of Tenant and at Tenant’s cost and expense.

9.                                      Section 14.1 of the Lease is hereby amended and restated in its entirety as follows:

14.1.  Subordination.  Tenant acknowledges that it might be necessary for Landlord or its successors or assigns to secure from a lender (the “Lender”) mortgage loan financing or refinancing affecting the Premises.  Tenant also acknowledges that the lender interested in any given loan may desire that Tenant’s interests under this Lease be either superior or subordinate to the mortgage then held or to be taken by said Lender.  Accordingly, Tenant agrees that at the request of Landlord at any time and from time to time Tenant shall execute and deliver to Landlord an instrument, in form reasonably acceptable to Landlord, whereby Tenant subordinates its interests under this Lease in the Premises to any mortgage or trust deed and customary related instruments are herein (collectively referred to merely as a “Mortgage”) securing a loan obtained by Landlord or its successors or assigns for the purpose of enabling acquisition of the Project and/or construction of additional improvements to the Project or to provide standing or permanent financing for the Project, or for the purpose of refinancing any such construction, acquisition, standing or permanent loan as may be specified by Landlord.  Notwithstanding the foregoing, any such instrument or subordination executed by Tenant shall provide that so long as Tenant continues to perform all of its obligations under this Lease its tenancy shall remain in full force and effect notwithstanding Landlord’s default in connection with the Mortgage concerned or any resulting foreclosure or sale or transfer in lieu of such proceedings.  In addition to the foregoing, Landlord shall use it commercially reasonable best efforts to secure from the holder of any such Mortgage, a written agreement that: (i) Tenant will receive written notice of any Landlord default under such Mortgage; (ii) Tenant will receive a copy of any notice of default pertaining to the Mortgage or the Premises; and (iii) Tenant may, at any time subsequent to the recording of a notice of default and prior to cancellation of such notice or a judicial sale or trustee’s sale of the Premises, purchase for the amount of the indebtedness then owed to the holder of such Mortgage, the Mortgage and all other loan documents executed in connection therewith, Tenant to receive an assignment thereof.  Tenant shall not subordinate its interests hereunder or in the Premises to any lien or encumbrance other than the Mortgages described in and specified pursuant to this Section without the prior written consent of Landlord.  Any such unauthorized subordination by Tenant shall be void and of no force or effect.

10.                               Section 15.3 of the Lease is hereby amended and restated in its entirety as follows:

15.3                           Tenant’s Option to Lease Additional Space in Building.  Tenant shall have an option to lease (hereinafter called the “Lease Option”) all or any portion of Building 5 that becomes available to lease (hereinafter call the “Additional Premises”) during the Lease Term or any Extended Term, provided that the Lease Option shall not apply if Tenant shall be in default under this Lease.  Tenant may exercise the Lease Option by giving notice of its election to exercise the Lease Option to Landlord at any time not less than nine (9) months prior to the scheduled expiration of any existing lease on the Additional Premises.  The notice shall specify the delivery date for the Additional Premises, which date shall in no event be less than fifteen (15) days nor more than sixty (60) days after expiration of the expiring lease on the Additional Premises.  The Lease Option shall cover all of the Additional Premises or a portion thereof in a size, configuration, and location reasonably acceptable to Landlord and Tenant.  Landlord shall deliver possession of the Additional Premises or portion thereof agreed to by Landlord and Tenant (hereinafter called the “Option Space”) to Tenant on the date specified in Tenant’s notice exercising the Lease Option.  If Tenant exercises the Lease Option, the “Premises” shall, effective ninety (90) days after Landlord delivers to Tenant possession of the Option Space, be deemed to include the Option Space, and, except as otherwise provided herein, effective and commencing on such date Tenant shall lease and occupy such Option Space upon all of the terms, covenants, and conditions contained in this Lease.  The annual base rent for the Option Space shall be calculated using the same Annual Rate per square foot as is applicable to for Suites 500, 550 and 560 under this Lease as of the date the Option Space is delivered and shall thereafter be adjusted as provided in Section 2.2 of this Lease and the Additional Rent and other charges to be paid by Tenant under this Lease shall be adjusted to include the Option Space.  Tenant may make such Tenant Improvements as it desires in the same manner as provided in Section 7.1 of this Lease, except that the plans and specifications for such Tenant Improvements shall be approved by Landlord, which approval shall not be unreasonably withheld or delayed.  Landlord shall not provide to Tenant any improvement allowance with respect to the Option Space.

11.                               The text of Section 15.4 of the Lease is hereby deleted in its entirety; in lieu thereof, the following is inserted:  “[This Section Intentionally Deleted]”.

12.                               Section 15.16 of the Lease is hereby amended and restated in its entirety as follows:

15.16.  Brokers.  Landlord acknowledges that Julien J. Studley, Inc. and CB Richard Ellis (collectively, “Tenant’s Brokers”) are Tenant’s brokers in connection with the Lease, as amended by this Amendment.  Landlord shall pay to Tenant’s Brokers upon execution of this Amendment a leasing commission calculated as follows: (i) on the currently occupied area (i.e. Suites 600 and 540), a commission of [**] percent ([**]%) of the annual base rent for such Suites for the five (5) years of the initial Lease Term commencing on July 1, 2006 and [**] percent ([**]%) of the annual base rent for such Suites the balance of the initial Lease Term; plus (ii) on the expansion area (i.e. Suites 500, 550 and 560 or any other expansion area), a commission of [**] percent ([**]%) of the annual base rent for such expansion area for the first five (5) years of the initial Lease Term and [**] percent ([**]%) of the annual base rent for such expansion area for the balance of the initial Lease Term.  Landlord shall further pay to Tenant’s Brokers [**] percent ([**]%) of the annual base rent for each Extended Term and on any further expansion of the Premises [**] percent ([**]%) of the first five (5) years annual base rent and [**] percent ([**]%) of the annual base rent for the balance of any term applicable for such further expansion, but, in each case, only if Tenant exercises its option to extend the Lease for such Extended Term or Terms.  Any commission due with respect to an Extended Term shall be due and payable from Landlord to Tenant’s Brokers upon commencement of the applicable Extended Term, or with respect to an expansion of the Premises, upon Landlord’s execution of appropriate documentation for the applicable expansion.  Tenant’s Brokers shall not be precluded hereby from earning a commission on any renewal, extension or expansion not pursuant to a right or option described herein if Tenant’s Brokers are engaged to represent Tenant in connection with such renewal, extension or expansion.  All commissions paid to Tenant’s Brokers hereunder shall be paid pursuant to a joint payee check, and Tenant’s Brokers shall allocate such commissions among themselves in accordance with their separate agreement.  Except as expressly set forth above, Tenant represents, and warrants that there are no claims for brokerage commissions or finder’s fees in connection with this Lease and agrees to indemnify Landlord against and hold it harmless from all liabilities arising from any such claim, including any attorneys’ fees connected therewith.  If Tenant acquires one or both of the Buildings pursuant to Section 15.17 or 15.18 of this Lease, Landlord shall be entitled to a pro rata upward adjustment in the purchase price paid upon such acquisition equal to the unearned lease commissions, calculated in accordance with the foregoing provisions of this Section 15.16 upon the date of such acquisition.

13.                               The text of Section 15.17 of the Lease is hereby deleted in its entirety; in lieu thereof, the following is inserted:  “[This Section Intentionally Deleted]”.

14.                               The following Sections 15.18 and 15.19 are hereby added to the Lease:

15.18  Option to Purchase the Buildings.  For valuable consideration, receipt of which is hereby acknowledged, Landlord hereby grants to Tenant the option to purchase and acquire legal and equitable title to either or both Buildings.  Provided this Lease has not previously been terminated, the term of the option granted in this Section 15.18 shall run from December 1, 2012

** Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

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through March 1, 2013 (the “Option Period”).  Tenant’s option may be exercised with respect to one or both of the Buildings upon not less than six (6) months advanced written notice to Landlord; provided, however, that Tenant’s option must be exercised such that the Closing for the Building or Buildings acquired occurs during the Option Period.  In the event Tenant exercises the option granted in this Section 15.18, the total purchase price (the “Purchase Price”) for Building 5 shall be $[**] and the total Purchase Price for Building 6 shall be $[**].  The Purchase Price shall be absolutely net to Landlord, and Tenant shall pay all closing and settlement costs, real estate commissions and other transaction costs.  If Building 6 is acquired, then in addition to the Purchase Price, Tenant shall also pay to Landlord the net present value of the remaining rental income stream (i.e. for the balance of the existing term and any option terms for which Landlord has received a notice of exercise prior to the closing of Tenant’s acquisition of a Building or Buildings) for the existing telecommunications tower lease, which lease pertains to the real property upon which Building 6 is located.  A five percent (5%) discount rate shall be applied for purposes of calculating the net present value of the remaining rental income stream.  In the event Tenant exercises its option granted in this Section 15.18 and thereby becomes entitled and obligated to purchase a Building or Buildings, the title to the Building or Buildings that is conveyed by Landlord at the closing shall be good and marketable and shall be subject to those liens, encumbrance, defects, restrictions, claims, rights, estates, or interest in favor of any third party of record, including real estate taxes for the current year to the extent not yet due and payable, set forth as exceptions 1, and 7-24 in that certain Commitment for Title Insurance issued by Landmark Title Company, as Agent for First American Title Insurance Company, dated March 30, 2004 as Commitment No. 34753; any matter arising by, through or under Tenant; any lease or other occupancy agreement with respect to the Building or Buildings (provided Landlord shall assign its interest, as landlord, with respect to any such lease or occupancy agreement to Tenant and Tenant shall expressly assume the same); and any other matter expressly agreed to by Buyer (collectively, the “Permitted Exceptions”).  At the closing, Landlord shall convey the Building or Buildings by Special Warranty Deed, subject to the foregoing, and Tenant shall pay to Landlord the entire Purchase Price specified above with respect to such Building or Buildings.  The Building or Buildings shall be conveyed to Tenant on an “AS IS, WITH ALL FAULTS” basis and Landlord shall not be required to make any representation or warranty with respect thereto except for the warranty of title contemplated by the Special Warranty Deed.  Tenant shall pay any sales commission that may be due to Tenant’s Brokers or other Tenant representatives.  Tenant shall not be obligated to pay any sales commission to any broker or representative of the Landlord, including, but not limited to Asset Management Services.

15.19  Option to Expand Building 6.  Tenant shall, at Tenant’s sole cost and expense, have the option to expand Building 6 at any time during the Term of this Lease, subject to the conditions set forth in this Section 15.19.  In

** Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

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connection with any such expansion, Tenant shall comply with all of the requirements of Article VII of the Lease.  In addition, Tenant shall be required to comply with all requirements established by Landlord ‘s lender in connection with such expansion, including, without limitation the requirements of any Mortgage pertaining to reconstruction of the Building or the Premises, as if such expansion was being performed pursuant to an event of destruction.  Tenant expressly acknowledges that compliance with the requirements of Landlord’s lender may require Tenant to deposit with Lender, in advance, all funds required to complete construction of the expansion, subject to Tenant’s ability to submit construction draws to Landlord’s lender for payment of construction costs incurred.  Tenant further agrees that Tenant shall be solely responsible for obtaining and paying for all required governmental permits and approvals, construction and related insurances typically maintained by prudent owners during construction, fees and expenses incurred by Landlord in connection with modification of loan documents required in connection with such expansion, and all other items and expenses required in connection with the expansion of Building 6.  Upon completion of the expansion, the expanded space shall be added to the Premises and the annual base rental shall not be adjusted.  Tenant will hold Landlord exempt and harmless from any damage or injury to any person, or the goods, wares, and merchandise of any person, arising from or in any way connected with the expansion of Building 6 or from the failure of Tenant to perform such expansion as herein provided.  The expansion of Building 6 shall become a part of Building 6 and shall, upon expiration of the Lease Term, become a part of the realty and belong to the Landlord and shall be surrendered with the balance of the Premises in accordance with the terms of this Lease.

Landlord acknowledges that it has been provided with copies of Tenant’s Construction Drawings, Specifications, and Plans pertaining to its proposed expansion of Building 6 (the “Reviewed Plans”).  Tenant acknowledges that the Reviewed Plans will need to be reviewed and approved by Landlord and Landlord’s lender.  Subject to the review and approval of Landlord’s lender, Landlord hereby approves the Reviewed Plans.

15.                               In the event of any inconsistency between the terms of this Amendment and the Lease, the provisions of this Amendment shall control.  Except as modified by this Amendment, the provisions of the Lease shall continue in full force and effect.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment on the date first set forth above.

LANDLORD:

WILEY POST PLAZA, L.C.,
a Utah limited liability company

By:	/s/ Edwin Praver
Edwin Praver, Manager

By:	/s/ Lawrence Green
Lawrence Green, Manager

TENANT:

ANESTA CORP.
a Delaware corporation

By	/s/ Charles M. Barr

Print or Type Name and Title of Signatory:

Charles M. Barr, Vice President

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EXHIBIT A

[Graphic Omitted]

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